Exhibit 10.29

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

Execution Document

AMENDMENT

TO

COLLABORATION AND LICENSE AGREEMENT

This Amendment to the Collaboration and License Agreement (this “Amendment”) is dated as of October 8, 2013 (the “Amendment Effective Date”) by and among Epizyme, Inc. (“EPIZYME”), Celgene International Sàrl (“CELGENE”) and Celgene Corporation (“PARENT”). Each of EPIZYME and CELGENE may be referred to herein as a “Party” or EPIZYME and CELGENE may be referred to herein collectively as the “Parties.”

WHEREAS, EPIZYME, CELGENE and PARENT entered into the Collaboration and License Agreement as of April 2, 2012 (the “Agreement”);

WHEREAS, the Parties desire to provide for the evaluation of certain compounds of CELGENE and its Affiliates as potential inhibitors of the Target [**] that may become Compounds and CELGENE Provided Compounds under the Agreement as described in this Amendment; and

WHEREAS, in order to provide for the aforementioned evaluation, the Parties have determined that solely for the purpose of such evaluation (and not for evaluations of any other potential CELGENE Provided Compounds), the Parties desire to use a modified version of the evaluation process set forth in Section 2.2.2(a)(iii) of the Agreement, which modified process is described in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Scope of Amendment. The modified evaluation process set forth in this Amendment will be used by the Parties, in lieu of the process set forth in Section 2.2.2(a)(iii) of the Agreement, only for the evaluation of existing compounds of CELGENE and its Affiliates identified via screening by CELGENE in a [**] assay (% inhibition at a single concentration), as potential hits against [**]. For the avoidance of doubt, however, nothing in this Amendment modifies any of CELGENE’s obligations or EPIZYME’s rights under Section 7.1.1 of the Agreement or constitutes a waiver by EPIZYME with respect thereto. The Parties have, prior to the Amendment Effective Date, identified through their respective scientific designees the compounds of CELGENE and its Affiliates for which the evaluation process set forth in this Amendment will be used. Such compounds of CELGENE and its Affiliates shall be referred to herein as the “Pre-Collaboration Existing CELGENE [**] Compounds”. For the avoidance of doubt, however, as of the Amendment Effective Date neither EPIZYME nor EPIZYME’s scientific designees know the identity or structures of the Pre-Collaboration Existing CELGENE [**] Compounds.

3. Modified Evaluation Process. In lieu of the evaluation process set forth in Section 2.2.2(a)(iii) of the Agreement, the Parties shall use the following process to evaluate the Pre-Collaboration Existing CELGENE [**] Compounds for potential inclusion in the Collaboration as Compounds and CELGENE Provided Compounds:

a. CELGENE will provide to EPIZYME Pre-Collaboration Existing CELGENE [**] Compounds in assay-ready plate format for evaluation at EPIZYME (specific format to be specified by [**]);

b. EPIZYME may screen such Pre-Collaboration Existing CELGENE [**] Compounds in the EPIZYME [**] biochemical assay (% inhibition at a single concentration);

c. For those Pre-Collaboration Existing CELGENE [**] Compounds that EPIZYME identified as hits against the [**] Target through the screening set forth in clause b above (each of which shall be deemed to be an “Initial Hit”), CELGENE may, in its sole discretion, provide additional compound for IC50 determination and testing for [**] activity by EPIZYME in an assay format mutually agreed by EPIZYME and CELGENE;

d. Following EPIZYME’S performance of the IC50 determination and testing for [**]activity described in clause c above, EPIZYME shall identify Pre-Collaboration Existing CELGENE [**] Compounds that EPIZYME has identified as satisfying the hit criteria that the Parties, acting through the JRC, have mutually agreed on for the [**] Target (the “[**] Hit Criteria”), and such Pre-Collaboration Existing CELGENE [**] Compounds that are so identified by EPIZYME shall each be deemed to be a “Once Confirmed Hit”. For the avoidance of doubt, at this stage EPIZYME will not yet know, nor shall EPIZYME perform, directly or indirectly, any testing or any other activity to determine, the identity or structures of any of the Pre-Collaboration Existing CELGENE [**] Compounds;

e. Upon identification by EPIZYME of the Once Confirmed Hits described in the foregoing clause d, CELGENE shall elect which such Once Confirmed Hits to further progress through the evaluation process in clause (f) below and shall notify EPIZYME of such election. If CELGENE elects to further progress such Once Confirmed Hit through the evaluation process in clause (f), CELGENE will complete resynthesis (including analytical characterization) and send the resynthesized Once Confirmed Hit to EPIZYME for performance of the testing described in clause f below;

f. EPIZYME may retest the resynthesized Once Confirmed Hits that CELGENE provides, in EPIZYME’s [**] assay (IC50 determination), [**] assay, and in an assay designed to detect [**]. The resynthesized Once Confirmed Hits that are reconfirmed through such retesting by EPIZYME as satisfying the [**] Hit Criteria established by the JRC for [**] shall each be deemed to be a “Twice Confirmed Hit”. For the avoidance of doubt, at this stage EPIZYME will not yet know, nor shall EPIZYME perform, directly or indirectly, any testing or any other activity to determine, the identity or structures of any of the Pre-Collaboration Existing CELGENE [**] Compounds;

g. Each Twice Confirmed Hit will (unless CELGENE notifies EPIZYME pursuant to clause (i) below that CELGENE has elected not to introduce such Twice Confirmed Hit into the Collaboration) be provided by CELGENE to a Third Party chemist (for such [**] evaluation as agreed between CELGENE and EPIZYME through the JRC) and the information obtained from such [**] evaluation will (unless CELGENE notifies EPIZYME pursuant to clause (i) below that CELGENE has elected not to introduce such Twice Confirmed Hit into the Collaboration) be provided by CELGENE to a Third Party patent attorney (for such [**] evaluation as agreed between CELGENE and EPIZYME through the JRC) (each such Third Party, a “Third Party External Reviewer” and collectively, the “Third Party External Reviewers”). The Third Party External Reviewers shall be designated by EPIZYME and reasonably acceptable to CELGENE, and shall not be, and shall not in the past [**] years have been, an employee, consultant, legal advisor, officer, director or stockholder of, and shall not have any conflict of interest with respect to, either Party; provided that, no Third Party consultant or legal advisor will be so disqualified by virtue of being or having been engaged by EPIZYME to assist with [**] (i.e., Third Party consultants and legal advisors who have then been engaged by EPIZYME within the past [**] years to conduct work on EPIZYME programs or to advise EPIZYME as to the prosecution of EPIZYME’s patent portfolio would be disqualified, but Third Party consultants and legal advisors who have then been engaged by EPIZYME to assist with [**], whether within the past [**] years or otherwise, would not be disqualified on account of such engagements). All fees and expenses payable to the Third Party External Reviewers shall be borne solely by Epizyme. CELGENE shall disclose to such Third Party External Reviewers (but not to EPIZYME) the identity and structures of such Twice Confirmed Hits. For clarity, the foregoing evaluation and information exchange shall not commence until after such time as each of CELGENE and EPIZYME, on the one hand, and each Third Party External Reviewer, on the other hand, enter into such reasonable confidentiality agreements as CELGENE or EPIZYME, as applicable, requires. The Third Party External Reviewers shall develop a report based on the their evaluation of each Twice Confirmed Hit (such report, the “ER Report” and such information contained therein, the “ER Report Information”). The ER Report shall be submitted to CELGENE in draft form for CELGENE’S review, comment and redaction of any information regarding Twice Confirmed Hits which CELGENE does not authorize for disclosure to EPIZYME (the “CELGENE Review”). The Third Party External Reviewers shall comply with any comments, requests, edits or redactions proposed by CELGENE through the CELGENE Review and the Third Party External Reviewers shall not otherwise modify or update the ER Report with additional information regarding Twice Confirmed Hits, after completion of the CELGENE Review; [**] and the Third Party External Reviewers shall thereafter include in their reports a general description of any effects on the completeness or accuracy of their evaluation conclusions resulting from their compliance with such CELGENE-required comments, requests, edits or redactions. The process set forth for the CELGENE Review shall repeat until the ER Report is satisfactory to CELGENE. When the ER Report is satisfactory to CELGENE, CELGENE shall provide the Third Party External Reviewers with written authorization approving disclosure of the ER Report to EPIZYME (the “CELGENE ER Report Approval”). The ER Report shall not be delivered to EPIZYME until after the Third Party External Reviewers receive the CELGENE ER Report Approval. For clarity, the ER Report shall not list and the ER Report Information shall not contain, the identity or chemical structure of any Twice Confirmed Hit or any information from which the identity or chemical structure of any Twice Confirmed Hit could reasonably be determined. Other than disclosing the ER Report Information in the form of the ER Report to EPIZYME, the Third Party External Reviewers shall not and EPIZYME shall not request that the External Reviewers: (i) disclose to EPIZYME or any Person (other than CELGENE), any information of CELGENE or its Affiliates used or generated in connection with the Third Party External Reviewers evaluation of the Twice Confirmed Hits, or (ii) discuss or provide any analysis or discussion of any information of CELGENE or its Affiliates used or generated in connection with the Third Party External Reviewers evaluation of the Twice Confirmed Hits. Each Party shall treat the ER Report and the ER Report Information as Confidential Information of the other Party. Distribution of the ER Report shall be reasonably limited within EPIZYME to only those employees who require the ER Report Information to make or participate in deliberations or decisions with respect to those Twice Confirmed Hits that satisfy or do not satisfy the criteria set forth in clause h below. Distribution of the ER Report shall be reasonably limited within CELGENE to only those employees who require the ER Report Information to make or participate in deliberations or decisions with respect to those Twice Confirmed Hits for purposes of the Collaboration;

h. EPIZYME shall notify CELGENE of those Twice Confirmed Hits that satisfy the [**] criteria mutually agreed by the Parties through the JRC, for further research and development; and

i. Upon receipt by CELGENE of notice under clause h above that a Twice Confirmed Hit satisfies the referenced [**] criteria, the Parties shall negotiate in good faith to execute a transfer agreement substantially in the form of Exhibit B (each, a “CELGENE Provided Compound Transfer Agreement”), which shall provide for the disclosure by CELGENE to EPIZYME of the identity and chemical structure of such compound after execution of such CELGENE Provided Compound Transfer Agreement; it being understood and agreed that no information or data relating to such CELGENE

Provided Compound other than its identity and chemical structure as set forth on the CELGENE Provided Compound Transfer Agreement is required to be disclosed or provided by CELGENE under this Agreement or the CELGENE Provided Compound Transfer Agreement. Upon execution of the CELGENE Provided Compound Transfer Agreement, such compound shall be (A) deemed a Compound and a CELGENE Provided Compound and (B) available for further research and Development under the Research Plan and, if applicable, the Development Plan for the applicable Selected Target.

For the avoidance of doubt, (x) if CELGENE notifies EPIZYME, prior to execution of the CELGENE Provided Compound Transfer Agreement by both Parties as set forth in clause i above, that CELGENE elects not to introduce a Once Confirmed Hit or Twice Confirmed Hit into the Collaboration, the applicable compound shall not be a Compound (except for purposes of Section 7.1) or a CELGENE Provided Compound; (y) EPIZYME shall not be permitted to cross-screen any compound(s) provided under clause a above against any other Available Targets unless and until such compound(s) become CELGENE Provided Compound(s) as set forth in clause i above; and (z) subject to Section 8.1.3(a), any compound, including Compounds, Controlled by CELGENE or any of its Affiliates as of the Effective Date or thereafter during the Term other than a Compound that is (I) provided to EPIZYME in accordance with this Amendment or Section 2.2.2(a)(iii), or (II) based upon or derived from a Compound described in subclause (I) and that is synthesized, identified or discovered during the conduct of the Collaboration in accordance with this Agreement, shall not be subject to the licenses set forth in Article 5.

4. Miscellaneous. The Parties hereby confirm and agree that, other than as amended hereby, the provisions of the Agreement shall remain unchanged and in full force and effect and the Agreement remains a binding obligation of the Parties, and that the provisions and terms and conditions of this Amendment shall apply only with respect to the evaluation of Pre-Collaboration Existing CELGENE [**] Compounds. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting the Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

EPIZYME, INC.		CELGENE INTERNATIONAL SÀRL

By:	/s/ Jason Rhodes	By:	/s/ Jürg Oehen

Name:	Jason Rhodes	Name:	Jürg Oehen

Title:	President and CFO	Title:	Director

CELGENE CORPORATION

By:	/s/ Perry Karsen

Name:	Perry Karsen

Title:	COO

5